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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2001, except as to Note 19 which is as of March 20, 2001 relating to the financial statements and the financial statement schedule, which appears in MicroStrategy Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

McLean, Virginia
----------------

July 17, 2001